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                                                                    EXHIBIT 21.1

                   HARMONIC LIGHTWAVES, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

     The following table shows certain information with respect to the active significant subsidiaries of the Company as of December 31, 1996.

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
                                                                   STATE OR OTHER     PERCENT OF VOTING
                                                                  JURISDICTION OF     SECURITIES OWNED
                              NAME                                 INCORPORATION         BY HARMONIC
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
Harmonic Lightwaves (Israel), Ltd...............................       Israel               100%
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